                                                                    EXHIBIT 12.1

                       MATTRESS DISCOUNTERS CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                              MDC                                               Company
                            ------------------------------------              ---------------------------------------------
                                                                          Eight
                                               Six Months                 Months      Fiscal Year
                            Year Ended December  Ended                   Ended          Ended        Ten Months Ended
                                                July 1,                 February 28,   February 28,  December 31, January 1,
                             30, 1995  28, 1996    1997                     1998           1999          1998        2000
                             --------  --------  ------                 ------------   -----------    -----------  -------
Earnings:
Income (loss) before
  provision for income
  taxes......................   $3,611  $4,422   $1,665                    $12,540        $22,052     $19,504       $ 4,286
Plus: fixed charges..........    4,376   4,785    2,333                      3,799          6,085       4,435        13,466
                               ------- -------    ------                    -------        -------     -------      -------
                                 7,987   9,207      668                     16,339         28,137      24,439        17,752
                               ------- -------    ------                    -------        -------     -------      -------
Fixed Charges:
Interest expense (income),
  net including amortization
  of debt discounts
  and debt issuance expense.    $ (624) $ (548)  $ (328)                    $  (76)        $ (128)     $ (126)      $ 7,836
One-third of rent
  and expense(1)............     5,000   5,333    2,661                      3,875          6,213       5,061         5,630
                               ------- -------   ------                     -------        -------     -------      -------
                                $4,376  $4,785   $2,333                     $3,799         $6,085       4,935        13,466
                               ------- -------   ------                     -------        -------     -------      -------

Earnings to fixed charges
  ratio......................     1.83    1.92     0.29                       4.30           4.62        4.95          1.32
                               ======= =======    ======                    =======        =======     =======       =======

                                   Three Months        Three Months
                              Ended March 31, 1999  Ended April 1, 2000
                              --------------------  -------------------
Earnings:
Income before provision
  for income taxes...........       4,311                (1,070)
Plus: fixed charges..........       1,603                 6,567
                                 ------------        ------------
                                    5,914                 5,497
                                 ------------        ------------

Fixed Charges:
Interest expense (income),
  net including amortization
  of debt discounts
  and debt issuance expense.           (3)                4,845
One-third of rent
  and expense(1)............        1,606                 1,722
                                   ------------        ------------
                                    1,603                 6,567
                                   ------------        ------------
Earnings to fixed charges
  ratio......................        3.69                  0.84
                                   ============        ============

              COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED
                CHARGES AFTER ADJUSTMENT FOR ISSUANCE OF SENIOR
                              SUBORDINATED NOTES
              ---------------------------------------------------

                                Pro forma
                            ------------------

                             Ten Months Ended
                                January 1,
                                  2000
                               -----------
Earnings:
Loss before provision
  for income taxes.........     (4,493)
Plus: fixed charges........     22,073
                                ------
                                17,580
                                ======

Fixed Charges:
Interest expense (income),
  net including amortization
  of debt discounts and debt
  issuance expense..........    16,443
One-third of rent expense. (1    5,630
                                ------
                                22,073
                                ------
Earnings to fixed charges
  ratio....................       0.80
                                ======

(1) Represents the portion of operating rental expense which our management believes is representative of the interest component of rental expense. These amounts exclude common and maintenance costs related to our lease agreements.